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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

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  Registration Statement (Form S-8 No. 333-184439) pertaining to the KYTHERA Biopharmaceuticals, Inc. 2004 Stock Plan, as amended, and the KYTHERA Biopharmaceuticals, Inc. 2012 Equity Incentive Award Plan;

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  Registration Statements (Form S-8 Nos. 333-187538 and 333-194735) pertaining to the KYTHERA Biopharmaceuticals, Inc. 2012 Equity Incentive Award Plan;

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  Registration Statement (Form S-8 No. 333-198512) pertaining to the KYTHERA Biopharmaceuticals, Inc. 2014 Employment Commencement Incentive Plan;

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  Registration Statement (Form S-8 No. 333-202104) pertaining to the KYTHERA Biopharmaceuticals, Inc. 2012 Equity Incentive Award Plan and the KYTHERA Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan; and

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  Registration Statements (Form S-3 No. 333-198511 and Amendment No. 1 thereto) relating to Common Stock; Preferred Stock; Debt Securities; Warrants; Purchase Contracts; and Units of KYTHERA Biopharmaceuticals, Inc. and in the related Prospectus;

of our report dated March 2, 2015, with respect to the consolidated financial statements of KYTHERA Biopharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Los Angeles, California
March 2, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm